Calculation of Filing Fee Tables

S-1

PolarityTE, Inc.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward
				Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(c)	1,584,159	(2)	1.92	(4)	$3,041,585	$92.70 per $1,000,000	$282
	Equity	Common Stock	457(c)	3,168,318	(3)	1.92	(4)	$6,083,171	$92.70 per $1,000,000	$564

				Carry Forward Securities
Carry Forward Securities

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such additional shares of the common stock, par value $0.001 per share (the “Common Stock”) of the registrant, as may be issued to prevent dilution from stock splits, stock dividends, and similar transactions.

(2) Represents 1,584,159 shares of common stock issuable upon the exercise of pre-funded warrants to purchase one share of common stock at an exercise price of $0.001 issued to the selling stockholder on June 8, 2022.

(3) Represents 3,168,318 shares of common stock issuable upon the exercise of preferred investment options to purchase one share of common stock at an exercise price of $2.40 issued to the selling stockholder on June 8, 2022.

(4) Pursuant to Rules 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the registrant’s Common Stock quoted on The Nasdaq Capital Market on June 14, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims
Fee Offset Sources

Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date